Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter		First Nine Months
	2017	2016	2017	2016
	($ in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,600	$1,552	$4,781	$4,678
Intermodal	621	575	1,785	1,635
Coal	449	397	1,316	1,085
Total railway operating revenues	2,670	2,524	7,882	7,398

Railway operating expenses
Compensation and benefits	755	691	2,201	2,081
Purchased services and rents	377	386	1,146	1,149
Fuel	198	181	601	504
Depreciation	265	258	788	767
Materials and other	164	188	574	584

Total railway operating expenses	1,759	1,704	5,310	5,085

Income from railway operations	911	820	2,572	2,313

Other income – net	23	29	79	49
Interest expense on debt	134	144	416	421

Income before income taxes	800	705	2,235	1,941

Provision for income taxes
Current	189	169	580	512
Deferred	105	76	219	177
Total income taxes	294	245	799	689

Net income	$506	$460	$1,436	$1,252

Earnings per share
Basic	$1.76	$1.56	$4.96	$4.23
Diluted	1.75	1.55	4.93	4.21

Weighted average shares outstanding
Basic	287.1	292.7	288.8	294.9
Diluted	289.5	294.7	291.2	296.7
See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Third Quarter		First Nine Months
	2017	2016	2017	2016
	($ in millions)

Net income	$506	$460	$1,436	$1,252
Other comprehensive income, before tax:
Reclassification adjustments for costs
included in net income	7	7	21	20
Other comprehensive loss of
equity investees	—	—	(1)	—
Other comprehensive income, before tax	7	7	20	20

Income tax expense related to reclassification
adjustments for costs included in net income	(2)	(3)	(8)	(8)

Other comprehensive income, net of tax	5	4	12	12

Total comprehensive income	$511	$464	$1,448	$1,264

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2017	2016
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$724	$956
Accounts receivable – net	973	945
Materials and supplies	245	257
Other current assets	57	133
Total current assets	1,999	2,291

Investments	2,888	2,777
Properties less accumulated depreciation of $11,987 and
$11,737, respectively	30,163	29,751
Other assets	103	73

Total assets	$35,153	$34,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,287	$1,215
Short-term debt	—	100
Income and other taxes	206	245
Other current liabilities	320	229
Current maturities of long-term debt	600	550
Total current liabilities	2,413	2,339

Long-term debt	9,280	9,562
Other liabilities	1,366	1,442
Deferred income taxes	9,367	9,140
Total liabilities	22,426	22,483

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 286,148,766 and 290,417,610 shares,
respectively, net of treasury shares	288	292
Additional paid-in capital	2,249	2,179
Accumulated other comprehensive loss	(475)	(487)
Retained income	10,665	10,425

Total stockholders’ equity	12,727	12,409

Total liabilities and stockholders’ equity	$35,153	$34,892
See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Nine Months
	2017	2016
	($ in millions)
Cash flows from operating activities
Net income	$1,436	$1,252
Reconciliation of net income to net cash provided by operating activities:
Depreciation	791	770
Deferred income taxes	219	177
Gains and losses on properties	(62)	(38)
Changes in assets and liabilities affecting operations:
Accounts receivable	(59)	8
Materials and supplies	12	(30)
Other current assets	68	130
Current liabilities other than debt	165	149
Other – net	(105)	(106)

Net cash provided by operating activities	2,465	2,312

Cash flows from investing activities
Property additions	(1,315)	(1,304)
Property sales and other transactions	137	87
Investment purchases	(4)	(119)
Investment sales and other transactions	8	6

Net cash used in investing activities	(1,174)	(1,330)

Cash flows from financing activities
Dividends	(529)	(523)
Common stock transactions	75	33
Purchase and retirement of common stock	(712)	(603)
Proceeds from borrowings – net	293	594
Debt repayments	(650)	(600)

Net cash used in financing activities	(1,523)	(1,099)

Net decrease in cash and cash equivalents	(232)	(117)

Cash and cash equivalents
At beginning of year	956	1,101

At end of period	$724	$984

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$345	$337
Income taxes (net of refunds)	594	409

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.    Stock Repurchase Program
We repurchased and retired 6.0 million and 7.2 million shares of common stock under our stock repurchase program in the first nine months of 2017 and 2016, respectively, at a cost of $712 million and $603 million, respectively. Since the beginning of 2006, we have repurchased and retired 166.3 million shares at a total cost of $11.0 billion.